EXHIBIT 10.7

NON-QUALIFIED STOCK OPTION AGREEMENT
FOR THE PURCHASE OF STOCK UNDER THE
UNITED FIRE GROUP, INC. 2008 STOCK PLAN

Grant Number [xxx]

1.
Grant of Option. United Fire Group, Inc. (hereinafter the “Company”), in the exercise of its sole discretion pursuant to the United Fire Group, Inc. 2008 Stock Plan (the “Plan) does on [ Date ] (the “Grant Date”) hereby grant to [ Name ] (the “Optionee”) the option to purchase [ Number of shares ] shares of the common stock of the Company for a price of [ $Price ] per share upon the terms and subject to the conditions hereinafter contained. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Plan. This agreement is not intended to be an incentive stock option agreement as defined in Section 422 of the Internal Revenue Code of 1986, as amended.

2.	Vesting Schedule.

a.
Subject to the terms of this Award Agreement and the Plan and provided that the Awardee remains continuously employed throughout the vesting periods set out below, the right to exercise this option shall vest as follows:

Vesting Date	Annual Percentage of Vesting
[ Time period ] from the Grant Date	[ % ]
[ Time period ] from the Grant Date	[ % ]
[ Time period ] from the Grant Date	[ % ]
[ Time period ] from the Grant Date	[ % ]
[ Time period ] from the Grant Date	[ % ]

b.
THIS OPTION WILL BE AFFECTED, WITH REGARD TO BOTH VESTING SCHEDULE AND TERMINATION, BY LEAVES OF ABSENCE, CHANGES IN THE NUMBER OF HOURS WORKED, PARTIAL DISABILITY, AND OTHER CHANGES IN THE OPTIONEE’S EMPLOYMENT STATUS AS PROVIDED IN THE COMPANY’S CURRENT POLICIES IN SUCH MATTERS. THESE POLICIES MAY CHANGE FROM TIME TO TIME WITHOUT NOTICE IN THE COMPANY’S SOLE DISCRETION, AND THE OPTIONEE’S RIGHTS WILL BE GOVERNED BY THE POLICIES IN EFFECT AT THE TIME OF ANY EMPLOYMENT STATUS CHANGE. CONTACT HUMAN RESOURCES FOR A COPY OF THE MOST CURRENT POLICY STATEMENT AT ANY POINT IN TIME.

3.	Expiration Date. This option shall expire ten (10) years from the Grant Date.

4.
Termination of Optionee’s Status as an Employee. Upon termination of the Optionee’s Continuous Status as an Employee (as such term is defined in the Plan), the Optionee may exercise this option to the extent exercisable on the date of termination. Such exercise must occur within [ Number ] months after the date of such termination (but in no event later than the date of expiration of the term of this option as set forth in Section 3 above). To the extent that the Optionee does not exercise this option within the time specified in this Section 4, this option shall terminate.

5.
Disability of Optionee. Notwithstanding the provisions of Section 4 above, upon termination of the Optionee’s Continuous Status as an Employee as a result of total and permanent disability (as such term is defined in the Plan), the Optionee may exercise this option, but only to the extent of the right to exercise that would have accrued had the Optionee remained in Continuous Status as an Employee for a period of [ Number ] months after the date on which the Optionee ceased working as a result of the total and permanent disability. If the Optionee’s disability originally required him or her to take a short-term disability leave that was later converted into long-term disability, then for the purposes of the preceding sentence the date on which Optionee ceased working shall be deemed to be the date of commencement of the short-term disability leave. Such exercise must occur within [ Number ] months from the date on which the Optionee ceased working as a result of the total and permanent disability (but in no event later than the date of expiration of the term of this option as set forth in Section 3 above). To the extent that the Optionee does not exercise this option within the time specified in this Section 5, this option shall terminate.

6.
Retirement of Optionee. Notwithstanding the provisions of Section 4 above, upon termination of the Optionee's Continuous Status as an Employee as a result of total and permanent disability, the Optionee may exercise this option, but only to the extent of the right to exercise that would have accrued had the Optionee remained in Continuous Status as an Employee for a period of [ Number ] months after the date on which the Optionee ceased working as an Employee. Such exercise must occur within [ Number ] months from the date on which the Optionee ceased working as an employee (but in no event later than the date of expiration of the term of this option as set forth in Section 3 above). To the extent that the Optionee does not exercise this option within the time specified in this Section 6, this option shall terminate.

7.	Death of Optionee. Notwithstanding the provisions of Section 4 above, upon the death of the Optionee:

a.
If the Optionee is, at the time of death, an employee of the Company, this option may be exercised, at any time within [ Number ] months following the date of death (but in no event later than the date of expiration of the term of this option as set forth in Section 3 above), by the Optionee’s estate or by a person who acquired the right to exercise this option by bequest or inheritance, but only to the extent of the right to exercise that would have accrued had Optionee continued living and remained in Continuous Status as an Employee for [ Number ] months after the date of death; or

b.
If, at the time of death, this option has not yet expired but Optionee’s Continuous Status as an Employee terminated prior to the date of death, this option may be exercised, at any time within [ Number ] months following the date of death (but in no event later than the date of expiration of the term of this option as set forth in Section 3 above), by the Optionee’s estate or by a person who acquired the right to exercise this option by bequest or inheritance, but only to the extent of the right to exercise that had accrued at the date of termination.

c.	To the extent that this option is not exercised by an authorized representative of Optionee within the time specified in this Section 7, this option shall terminate.

8.
Value of Unvested Options. In consideration of the grant of this option, the Optionee agrees that upon and following termination of the Optionee’s Continuous Status as an Employee for any reason, and regardless of whether Optionee is terminated with or without cause, notice, or pre-termination procedure or whether Optionee asserts or prevails on a claim that Optionee’s employment was terminable only for cause or only with notice or pre-termination procedure, any unvested portion of this option shall be deemed to have a value of zero dollars ($0.00).

9.	Exercise of Option.

a.
The Optionee shall indicate the intention to exercise this option by notifying the Company electronically, telephonically, or in writing of the intention to do so, indicating the number of shares the Optionee intends to purchase. Payment sufficient to cover the aggregate option exercise price and any federal, state, and local taxes required to be withheld by the Company must accompany the notice of exercise, in one of the three acceptable forms listed in the first sentence of Section 9(b) below.

b.
Payment of the option exercise price may be made by cash, by check, or by instructing a broker to promptly deliver to the Company the amount of sale proceeds necessary to pay the aggregate exercise price, all in accordance with Section 11(c) of the Plan. If the Optionee is an officer of the Company within the meaning of Section 16 of the Securities Exchange Act of 1934 (the “Exchange Act”), the Optionee may in addition be allowed to pay all or part of the exercise price with shares of the Company’s common stock which, as of the exercise date, the officer has owned for six (6) months or more. Shares used by officers to pay the exercise price shall be valued at their fair market value on the exercise date.

c.
Prior to the issuance of shares upon exercise of this option, the Optionee shall pay any federal, state, and local income and employment tax withholding obligations applicable to such exercise. If the Optionee is an officer of the Company within the meaning of Section 16 of the Exchange Act, the Optionee may elect to pay such withholding tax obligations by having the Company withhold shares of the Company’s common stock having a value equal to the amount required to be withheld. Such an election shall be made in accordance with Section 11(d) of the Plan.

d.	This option may not be exercised for a fraction of a share or for fewer than the lesser of ten Shares or the amount of shares subject to this option.

e.
An exercise of this option shall be deemed to have occurred upon the satisfaction of the requirements of subsections (a), (b), and (c) of this Section 8. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the shares of stock evidencing the shares as to which this option was exercised, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to such shares, notwithstanding the exercise of this option. The Company shall issue (or cause to be issued) such shares of stock (in either book entry or certificate form) promptly upon exercise of this option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock shares are issued, except as provided in Section 14 of the Plan.

10.
Non-Transferability of Option. This option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee.

11.
No Employment Right. The Optionee acknowledges that neither the fact of this option grant nor any provision of this Option Agreement or the Plan or the policies adopted pursuant to the Plan shall confer upon the Optionee any right with respect to continuation of employment with the Company or to employment that is not terminable at will. The Optionee further acknowledges and agrees that the Optionee’s employment with the Company is not for any minimum or fixed period, is subject to the mutual consent of the Optionee and the Company, and may be terminated by either the Optionee or the Company at any time, for any reason or no reason, with or without cause or notice or any kind of pre- or post-termination warning, discipline or procedure.

12.
No Right to Damages. The Optionee acknowledges and agrees that, regardless of whether the Optionee is terminated with or without cause, notice or pre-termination procedure or whether the Optionee asserts or prevails on a claim that the Optionee’s employment was terminable only for cause or only with notice or pre-termination procedure, the Optionee has no right to, and will not bring any legal claim or action for, any damages for (a) having to exercise any vested portion of this option within any period after termination as specified in Section 4 or (b) cancellation of any unvested, or vested but unexercised, portion of this option.

13.
Acknowledgment. By the Optionee’s acceptance below, the Optionee acknowledges that the Optionee has received and has read, understood, and accepted all the terms, conditions, and restrictions of this Agreement, the Plan, and the current policies referenced in paragraph 2(b) of this Agreement. The Optionee understands and agrees that this option is subject to all the terms, conditions, and restrictions stated in this Agreement and in the other documents referenced in the preceding sentence, as the latter may be amended from time to time in the Company’s sole discretion.

14.
Board Approval. This option has been granted pursuant to the Plan and accordingly is subject to approval by an authorized committee of the Board of Directors. If this option has not already been approved, the Company agrees to submit this grant for approval as soon as practical. If such approval is not obtained, this award is null and void.

15.	Governing Law. This option shall be governed by the laws of the state of Iowa.

Executed at Cedar Rapids, Iowa on the day and year first written above.
United Fire Group, Inc.

BY
Name/Title             ,

Optionee’s Acceptance:
I have read and fully understood this Option Agreement and, as referenced in Section 15 above, I accept and agree to be bound by all of the terms, conditions and restrictions contained in this Option Agreement and the other documents referenced in it.
Optionee
Date:
Print Name: